ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20070322180-55
Ross Miller Secretary of State State of Nevada	Filing Date and Time 05/08/2007 10:00 AM
	Entity Number E0323992007-8

Articles of Domestication

(PURSUANT TO NRS 92A.270)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE FOR OFFICE USE ONLY

1. Entity Name and Type of Domestic Entity as Set Forth in its Constituent Documents:	Smitten Press: Local Lore and Legends Inc. corporation
2. Entity Name Before Filing Articles of Domestication:	Smitten Press: Local Lore and Legends Inc.
3. Date and Jurisdiction of or Creation; Original Formation:	January 15, 1990 Ontario Canada
4. Jurisdiction that Constituted the Principal Place of Business, Central Administration or Equivalent of the Undomesticated Entity Immediately Before Articles of Domestication:	Ontario Canada
5. Signature of Authorized Representative:	X [signature] Authorized Signature President & Director

Filing Fee: $350.00

IMPORTANT: ***This document must be accompanied by the appropriate constituent document for the type of domestic entity described in article 1 above and filing fees.***

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **SMITTEN PRESS: LOCAL LORE AND LEGENDS INC.**, did on May 8, 2007, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on May 8, 2007.

ROSS MILLER
Secretary of State

By

Certification Clerk